EXHIBIT 10.31

DISCRETIONARY LOAN AGREEMENT

THIS DISCRETIONARY LOAN AGREEMENT (this “Agreement”) is made as of August 1, 2020, by and between DONEGAL GROUP INC. a Delaware corporation (the “Borrower”) and M&T BANK, a New York banking corporation (the “Bank”); Witnesseth:

R E C I T A L S

WHEREAS, the Borrower may from time to time request the Bank to make loans to the Borrower for the purpose of supporting the Borrower’s short term capital needs; and

WHEREAS, subject to and upon the terms, conditions and provisions of this Agreement, the Bank may make loans to the Borrower.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Borrower agree as follows:

1.    Loans. Subject to, and upon the provisions of, this Agreement, and relying upon the representations and warranties herein set forth, the Bank may, in its sole and absolute discretion, from time to time upon the request of the Borrower make loans (each a “Loan” and collectively, the “Loans”) to the Borrower in an aggregate principal amount at any time outstanding not to exceed the Credit Amount (hereinafter defined). No Loans shall be made if after giving effect thereto the sum of the aggregate principal amount of all outstanding Loans exceed the Credit Amount. In no event shall the Bank be obligated to make a Loan hereunder. The fact that there may be no Loans outstanding at any particular time shall not affect the continuing validity of this Agreement. As used herein, the term “Credit Amount” means the amount of Twenty Million Dollars ($20,000,000.00).

2.    Note. The Borrower’s obligation to pay the Loans with interest shall be evidenced by that certain LIBOR Demand Note dated as of August 1, 2020 (which LIBOR Demand Note, as the same may from time to time be extended, replaced, substituted for, amended, restated or otherwise modified, is herein called the “Note”) dated the date hereof in the Credit Amount and executed and delivered by the Borrower on the date hereof. The Bank will maintain on its books a loan account (the “Loan Account”) with respect to advances, repayments and prepayments of Loan, the accrual and payment of interest on Loan and all other amounts and charges owing to the Bank in connection with Loan. Except for manifest error, the Loan Account shall be conclusive as to all amounts owing by the Borrower to the Bank in connection with and on account of Loan.

3.    Prepayments of Loans. Within the limitations set forth herein and subject to the provisions of this Agreement, the Borrower may prepay any Loan at any time in whole or in part from time to time without premium or penalty, and any such prepayment need not be accompanied by payment of interest on the amount prepaid except, that any prepayment of the Loans which constitutes a final payment of all Loans shall be accompanied by payment of all interest thereon accrued through the date of prepayment.

4.    Obligations, Financing Documents. As used in this Agreement, the term “Obligations” means collectively and includes all present and future indebtedness, liabilities and obligations of any kind and nature whatsoever of the Borrower to the Bank both now existing and hereafter arising under, as a result of, on account of, or in connection with, (a) the Note, (b) this Agreement and any and all amendments thereto, restatements thereof, supplements thereto and modifications thereof made at any time and from time to time hereafter, or (c) the other Financing Documents (hereinafter defined), including, without limitation, future advances, principal, interest, fees, late charges, enforcement costs (hereinafter defined) and other costs and expenses whether direct, contingent, joint, several, matured or unmatured. The term “Financing Documents” as used herein means collectively and includes the Note, this Agreement and any other instrument, document or agreement both now and hereafter executed, delivered or furnished by the Borrower or any other person evidencing, guaranteeing, securing or in connection with the Loans, this Agreement or all or any part of the Obligations.

5.    Rights and Remedies. If the Borrower should not immediately pay any amounts due under the Note upon the Bank’s demand, or if proceedings in receivership, bankruptcy, or for reorganization of the Borrower, or for the readjustment of any of the Borrower’s debts, under the United States Bankruptcy Code (as amended) or any part thereof, or under any other applicable laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower the unpaid aggregate principal amount of the Loans, together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable by the Borrower to the Bank without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by the Borrower. Additionally, if the Borrower should not immediately pay any amounts due under the Note upon the Bank’s demand, the Bank shall be entitled to exercise in any jurisdiction in which enforcement thereof is sought, the rights and remedies available to the Bank under the other provisions of this Agreement and the other Financing Documents, the rights and remedies of an unsecured creditor under the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania and all other rights and remedies available to the Bank under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently.

6.    Enforcement Costs. The Borrower agrees to pay to the Bank on demand (a) all enforcement costs paid, incurred or advanced by or on behalf of the Bank and (b) interest on such enforcement costs from the date paid, incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Applicable Rate in effect from time to time, plus two percent (2%) per annum. As used herein, the term “enforcement costs” shall mean and include, collectively, all expenses, charges, recordation or other taxes, costs and fees (including reasonable attorneys’ fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of the Bank in connection with (a) the collection or enforcement of this Agreement or any of the other Financing Documents, and (b) the exercise by the Bank of any rights or remedies available to it under the provisions of this Agreement, or any of the other Financing Documents. All enforcement costs, with interest as above provided, shall be a part of the Obligations hereunder.

7.    Remedies Cumulative, etc. Each right, power and remedy of the Bank as provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise, and the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights, powers or remedies. No failure or delay by the Bank to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Bank from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Bank shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents. The payment by the Borrower or any other person and the acceptance by the Bank of any amount due and payable under the provisions of this Agreement or the other Financing Documents shall not in any way or manner be construed as a waiver or preclude the Bank from exercising any right of power or remedy consequent upon such occurrence.

8.    Course of Dealing, etc. No course of dealing between the Bank and the Borrower shall be effective to amend, modify or change any provision of this Agreement or the other Financing Documents. The Bank shall have the right at all times to enforce the provisions of this Agreement and the other Financing Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or the other Financing Documents or as having in any way or manner modified or waived the same. This Agreement and the other Financing Documents to which the Borrower is a party may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Bank and the Borrower. The Bank may, at any time and from time to time, execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Bank may specify in such written instrument, any of the requirements of this Agreement or of the other Financing Documents, provided, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, the Borrower and the Bank shall be restored to their former positions prior to such occurrence and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other occurrence, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

9.    Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or, in the case of notice by telegraph, telex or facsimile transmission, when properly transmitted, addressed as set forth on Exhibit A attached hereto or to such other address as may be hereafter designated in writing by one party to the other. Except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

10.    Miscellaneous. This Agreement constitutes the complete and exclusive expression of the terms of the agreement between the parties, and supersedes all prior or contemporaneous communications between the parties relating to the subject matter of this Agreement. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, both in interpretation and performance. The Borrower irrevocably (a) consents and submits to the jurisdiction and venue of any state or federal court sitting in the Commonwealth of Pennsylvania over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents, (b) waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (c) consents to the service of process in any such suit, action or proceeding in any such court by the mailing of copies of such process to the Borrower by certified or registered mail at the Borrower’s address set forth herein for the purpose of giving notice. Time is of the essence in connection with all obligations of the Borrower hereunder and under any of the other Financing Documents. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective personal representatives, successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement which shall remain effective. The Bank may, without notice to or consent of the Borrower, sell, assign or transfer to any person or persons, all or any part of the Obligations or all or any part of the Financing Documents.    THE BORROWER AND THE BANK HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOANS, THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS.

SIGNATURE PAGE FOR DISCRETIONARY LOAN AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement as of the day and year first written above.

WITNESS/ATTEST:	DONEGAL GROUP INC.

/s/ Kevin G. Burke	By:	/s/ Jeffrey D. Miller
Kevin G. Burke		Jeffrey D. Miller, EVP & Chief Financial Officer
(Name)		(Name) (Title)

MANUFACTURERS AND TRADERS TRUST COMPANY

/s/ Abby Smith	By:	/s/ Steven E. Stewart
Abby Smith		Steven E. Stewart, Vice-President
(Name)		(Name) (Title)

State of Pennsylvania, County of Lancaster

On this, the 17th day of July, 2020, before me, Sheri O. Smith, the undersigned officer, personally appeared Jeffrey D. Miller, who acknowledged himself to be the EVP & Chief Financial Officer of Donegal Group Inc., a corporation, and that he as such EVP & Chief Financial Officer, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as EVP & Chief Financial Officer. In witness whereof, I hereunto set my hand and official seals.

/s/ Sheri O. Smith              Notary Public [NOTARIAL SEAL]

EXHIBIT A

Borrower:	Donegal Group Inc. 1195 River Road Marietta, Pennsylvania 17547 Attention: Jeffrey D. Miller, CFO Fax No.: (717) 426-7009

Bank:	M&T Bank 109 West Market Street York, Pennsylvania 17401 Attention: Kellie M. Matthews, Group Vice President Fax No.: (717) 852-2047

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